Exhibit 10.6



                        PARALLEL PETROLEUM CORPORATION

                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


    1.  Purpose of the Plan.    The purpose of the Parallel Petroleum
Corporation Non-employee Directors Stock Option Plan (the "Plan") is to secure for Parallel Petroleum Corporation (the "Company") and its stockholders the benefits of the incentives inherent in increased common stock ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company ("Non-employee Directors") or any of its subsidiaries and to provide a means whereby Non-employee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Plan provides for granting to Non-employee Directors the option ("Option") to purchase shares of common stock of the Company
("Stock"), as hereinafter set forth. Options granted under the Plan to Non-employee Directors are not intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

     2. Administration.   The Plan shall be administered by the Board of
Directors of the Company (the "Board") or by a committee (the "Committee") of two or more directors of the Company appointed by the Board. If a Committee is not appointed by the Board, the Board shall act as and be deemed to be the Committee for all purposes of the Plan. The Committee shall have sole authority (within the limitations described herein) to select the Non-employee Directors who are to be granted Options; to establish the number of shares which may be issued to Non-employee Directors under each Option; and to prescribe the form of the agreement embodying awards of Options. The Committee is authorized to interpret the Plan, to determine all questions arising thereunder and to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee shall be final and conclusive. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

     3. Eligibility of Optionee.   Options may be granted only to directors who
are not employees of the Company or any parent or subsidiary corporation of the Company at the time the Option is granted. The adoption of this Plan shall not be deemed to give any director any right to be granted an Option. Options may be granted to the same Non-employee Director on more than one occasion.

    4.  Shares Subject to the Plan.   The aggregate number of shares which may
be issued under Options granted under the Plan shall not exceed 500,000 shares of Stock. Such shares may consist of authorized but unissued shares

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of Stock or previously issued shares of Stock reacquired by the Company.
Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available sufficient number of shares to meet the requirements of the Plan. If any Option hereunder expires or terminates prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph 7 hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

    5.  Option Agreements; Terms and Conditions.   Each Option granted under the
Plan shall be evidenced by an agreement and shall contain such terms and conditions, and may be exercisable for such periods, as the Committee shall prescribe from time to time in accordance with this Plan, and shall comply with the following terms and conditions:

    (a) The Option exercise price shall be the fair market value of the
Stock subject to the Option on the date the Option is granted.   For
all purposes under the Plan, the fair market of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock on the date of grant as reported on the Nasdaq National Market tier of The Nasdaq Stock Market ("NMS"), or on the stock exchange composite tape if the Stock is traded on a national stock exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is not traded on the NMS or other stock exchange on that date, but is otherwise traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. If the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

    (b) The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised only by the Non-employee Director during the Non-employee Director's lifetime and while the Non-employee Director remains a director of the Company, except that:

        (i) If the Non-employee Director ceases to be a director of the Company because of disability, the Option may be exercised in full by the Non-employee Director (or the Non-employee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) at any time during the period of one year following such termination;

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        (ii) If the Non-employee Director dies while he is a director of the
        Company, the Non-employee Director's estate, or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director, may exercise the Option in full at any time during the period of one year following the date of the Non-employee Director's death;
        and

        (iii) If the Non-employee Director ceases to be director of the Company for any reason other than as described in clause (i) or (ii) above, unless the Non-employee Director is removed for cause, the Option may be exercised by the Non-employee Director at any time during the period of three months following the date the Non-employee
        Director ceases to be a director of the Company, or by the Non-employee Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) during a period of one year following the Non-employee Director's death if the Non-employee Director dies during such three-month period, but in each case only as to the number of shares the Non-employee Director was entitled to purchase hereunder upon exercise of the Option as of the date the Non-employee Director ceases to be a director.

    (c) The Option shall not be exercisable in any event after the expiration of ten years from the date of grant.

    (d) The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash, (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock, as shall be established by the Committee. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to the Non-employee Director, the Non-employee Director (or the person permitted to exercise the Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of the Option.

    (e) The terms and conditions of the respective Non-employee Director Stock Option agreements need not be identical.

6. Term of Plan.   The Plan shall be effective upon the date of its approval
and adoption by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph 8, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

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7. Recapitalization or Reorganization.

    (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then upon the occurrence of any such Corporate Change, any outstanding Options held by Non-employee Directors shall become fully exercisable and upon any exercise of an Option theretofore granted the Non-employee Director shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the Non-employee Director would have been entitled pursuant to the terms of the Corporate Change if, immediately prior to such

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    Corporate Change, the Non-employee Director had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

    (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

    (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

    8.  Amendment or Termination of the Plan.   The Board in its discretion may
terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

     9. Miscellaneous Provisions.

    (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

    (b) An optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death or disability, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

    (c) No shares of Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

    (d) It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under or through Optionee as provided herein) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes.
    If the amount requested is not paid, the Company may refuse to issue shares of Stock.

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    (e) By accepting any Option under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.